Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS REPORTS FIRST QUARTER EARNINGS PER SHARE OF $0.06

COMPANY ANNOUNCES $75 MILLION SHARE REPURCHASE PROGRAM

Columbus, Ohio – May 19, 2004 – Big Lots, Inc. (NYSE: BLI) today reported first quarter net income of $6.7 million, or $0.06 per share, compared to net income of $10.2 million in the first quarter of fiscal 2003, or $0.09 per share. This result is consistent with the Company’s guidance and ahead of Thomson Financial/First Call’s consensus estimate of $0.04 per share.

Net sales for the first quarter ended May 1, 2004 were $1,019.2 million, a 7.5% increase compared to net sales of $948.4 million for the same period of fiscal 2003. Comparable store sales for stores open two years at the beginning of the fiscal year were up 2.7% for the quarter driven by a 2.6% increase in the value of the average basket and a 0.1% increase in customer transactions.

Commenting on the results, Michael J. Potter, Chairman and Chief Executive Officer, stated, “We are pleased to report earnings per share were in line with our original guidance despite a challenging quarter for sales and customer traffic. Our comps for the quarter increased 2.7% which was below our expectations but generally in line with other deep discount stores. Customer transactions increased 0.1% for the quarter as economic concerns and unfavorable weather trends impacted our core customer during the quarter. The value of the average basket increased 2.6%, our best result in this measurement in the last five quarters. This level of basket improvement indicates our merchandising initiatives are starting to resonate with our customer resulting in more consistent comp performance across key categories.”

Mr. Potter continued, “We continue to make progress in managing gross margin, as our rate for the quarter ended at 41.2%, slightly above our original guidance. Comp sales in our consumables and furniture categories continue to be above the company average, and we are particularly encouraged by the results of our home décor and toy businesses. Expenses continue to be well-managed with actual dollars below our plan.”

Commenting on the Company’s balance sheet, Mr. Potter added, “Inventory on a per store basis ended the quarter up compared to last year principally due to (1) the grand opening of our Durant, OK distribution center in the last week of April, (2) a timing difference of our pre-Mother’s Day advertising circular, and (3) the March and April sales shortfall. We remain comfortable with the content of our inventory.”

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Mr. Potter concluded, “Looking to the balance of 2004, clearly there is caution in the deep discount sector with the challenging economic environment. In particular, rising gas prices can impact our core customer in the short-term. However, we remain focused on our merchandising, store and supply chain initiatives.”

The Company announced its Board of Directors authorized the repurchase of up to $75 million of the Company’s common shares as it believes that the repurchase plan builds value for shareholders. The Company believes the size of the repurchase program fits well within its existing cash position and expected free cash flow. The Company said it expects the purchases to be made from time to time in the open market or in privately negotiated transactions with such purchases to be completed within the next twelve months. Common shares acquired through the repurchase program will be available for general corporate purposes.

Big Lots, Inc. will host a conference call at 8:30 a.m. EDT today to discuss the Company’s financial results. The Company invites you to listen to the live webcast of the conference call. The Company is hosting the live webcast at www.biglots.com.

If you are unable to join the live webcast, an archive of the call will be available at www.biglots.com in the Investor Relations section of our website two hours after the call ends and will remain available through midnight on Wednesday, June 2. A replay of the call will be available beginning May 19 at 12:00 noon (EDT) through June 2 at midnight by dialing: (800) 207-7077 (United States and Canada) or (913) 383-5767 (International). The access number is 4083.

Big Lots, Inc. (NYSE: BLI) is the nation’s largest broadline closeout retailer. As of the end of the first quarter, the Company operated a total of 1,448 closeout stores in 46 states operating as BIG LOTS and BIG LOTS FURNITURE. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with purchasing at www.biglotswholesale.com. The Company’s website is located at www.biglots.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS FOR PURPOSES OF “SAFE
HARBOR” PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company wishes to take advantage of the “safe harbor” provisions of the Act.

This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference which includes forward-looking statements within the meaning of the Act. By their nature, all forward-looking statements involve risks and uncertainties. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company’s business and operations, future earnings, store openings and new market entries, anticipated inventory turn, and other similar matters, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “intend,” “will,” and similar expressions generally identify forward-looking statements. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statements.

The Company’s ability to achieve the results contemplated by forward-looking statements are subject to a number of factors, any one or a combination of, which could materially affect the Company’s business, financial condition, or results of operations. These factors may include, but are not limited to:

•	the Company’s ability to source and purchase merchandise on favorable terms;

•	the ability to attract new customers and retain existing customers;

•	the Company’s ability to establish effective advertising, marketing, and promotional programs;

•	economic and weather conditions which affect buying patterns of the Company’s customers;

•	changes in consumer spending and consumer debt levels;

•	the Company’s ability to anticipate buying patterns and implement appropriate inventory strategies;

•	continued availability of capital and financing on favorable terms;

•	competitive pressures and pricing pressures, including competition from other retailers;

•	the Company’s ability to comply with the terms of its credit facilities (or obtain waivers for non-compliance);

•	interest rate fluctuations and changes in the Company’s credit rating;

•	the creditworthiness of the purchaser of the Company’s former KB Toys business;

•	the Company’s indemnification and guarantee obligations with respect to more than 380 KB Toys store leases and other real property, some or all of which may be rejected or materially modified in connection with the pending KB Toys bankruptcy proceedings, as well as other potential liabilities arising out of the KB Toys bankruptcy;

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

•	litigation risks and changes in laws and regulations, including changes in accounting standards and tax laws;

•	transportation and distribution delays or interruptions that adversely impact the Company’s ability to receive and/or distribute inventory;

•	the impact on transportation costs from the driver hours of service regulations adopted by the Federal Motor Carriers Safety Administration that became effective in January 2004;

•	the effect of fuel price fluctuations on the Company’s transportation costs;

•	interruptions in suppliers’ businesses;

•	the Company’s ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

•	the costs, interruptions, and problems associated with the implementation of, or failure to implement, new or upgraded systems and technology;

•	the effect of international freight rates on the Company’s profitability;

•	delays and costs associated with building, opening, and modifying the Company’s distribution centers;

•	the Company’s ability to secure suitable new store locations under favorable lease terms;

•	the Company’s ability to successfully enter new markets;

•	delays associated with constructing, opening, and operating new stores;

•	the Company’s ability to attract and retain suitable employees; and

•	other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, in its press releases, and in other communications.

The foregoing list is not exhaustive. There can be no assurances that the Company has correctly and completely identified, assessed, and accounted for all factors that do or may affect its business, financial condition, or results of operations. Additional risks not presently known to the Company or that it believes to be immaterial also may adversely impact the Company. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition, and results of operations. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public announcements and filings made with the Securities and Exchange Commission.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com